EXHIBIT 99.1

CloudCommerce Launces New Digital Marketing Division

The Company broadens its cloud commerce services offerings to include the rapidly growing digital marketing services segment, which supports the needs of leading brands

SANTA BARBARA, CA -- (June 27, 2017) - CloudCommerce, Inc. (CLWD), a global provider of cloud commerce services to leading brands, today announced the launch of its new digital marketing division.

This new division will provide services such as Content Marketing, Marketing Automation, Social Media Strategy/Marketing, Search Marketing, Account-Based Marketing, Sales Enablement, Data Analytics, and Brand Strategy/Brand Experiences. CloudCommerce intends to expand into these areas of focus through direct sales efforts to existing clients, prospective clients and joint partnerships, as well as through the strategic acquisition of digital marketing services firms.

According to a research project conducted by the Content Marketing Institute, over 50% of all the businesses they surveyed claimed that their content marketing efforts were negatively affected because not enough time was devoted to it. That market deficiency allows companies like CloudCommerce, which offer content marketing strategy and services at competitive prices, to augment and provide these services to meet the needs of these target customers.

The sheer size of the digital marketing industry is substantial, and industry analysts have forecasted tremendous growth over the next few years; PQ Media estimates that by 2019, global content marketing spending will hit around $300 Billion, and Borrell Associates estimates that SEO related spending in the U.S. alone will reach approximately $80B by 2020. This will include spending for both in-house experts as well as outsourced or contracted firms such as CloudCommerce.

"The world has gone digital." commented CloudCommerce's CEO Andrew Van Noy, "The ways in which we access information, consume content, engage with brands, and make purchasing decisions have been revolutionized by the myriad of digital touchpoints we encounter throughout our daily lives. What was once a luxury to be able to communicate and interact with customers via digital devices has now become a necessity. It is no longer sufficient to simply have a "one-size fits all" desktop or mobile website."

Van Noy continued, "Your audience expects to receive a customized experience catered to their specific situation. The first touchpoint with a customer when they become aware of your brand, products or services is crucial. Providing relevant content and information about your brand, product or services in their decision-making journey requires dedication, consistency and creativity. Engaging with customers through blogs, newsletters, emails and various forms of social media can turn that customer into a brand advocate and loyal customer for life."

"While conceptually understanding this process is relatively easy, it can be very complicated to successfully execute on a digital marketing plan, and our clients need a trusted partner to help guide them through this process." Van Noy concluded, "We are excited about the launch of this new division to serve our clients' needs in this vital area."

About CloudCommerce

CloudCommerce, Inc. (CLWD) provides advanced cloud commerce services to leading brands. Our customers depend on us to help them compete effectively in the $1.6 trillion worldwide e-commerce market. Our comprehensive services include: (1) development of highly customized and sophisticated online stores, (2) real-time integration to other business systems, (3) digital marketing and data analytics, (4) complete and secure site management, and (5) integration to physical stores. Our goal is to become the industry leader by rapidly increasing the number of customers who regularly depend on us and by acquiring other rapidly growing e-commerce service providers. To learn more about CloudCommerce, please visit www.cloudcommerce.com.

Forward-Looking Statements

Matters discussed in this shareholder letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

CloudCommerce, Inc.

Tel: 805-964-3313

communications@cloudcommerce.com